Exhibit 21

                  Subsidiaries of BestNet Communications Corp.

                           Subsidiaries of Registrant

                                        State of Incorporation      Percent of Ownership by
           Subsidiary                      of Jurisdiction        BestNet Communications Corp
           ----------                      ---------------        ---------------------------
International Environment Corporation          Delaware                   100% Services

Interpretel (Canada) Inc.                 Province of Ontario                 100%

Interpretel, Inc.                               Arizona                       100%

Telplex International                           Arizona             100% Communications, Inc

BestNet Travel Inc.                             Arizona                       100%